UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2016

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-34186	03-0491827
(Commission File No.)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue NW

Suite 300E

Washington, DC 20037

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 6, 2016, Vanda Pharmaceuticals Inc. (“Vanda”) and Patheon Inc. (“Patheon”) entered into a Manufacturing Agreement (the “Agreement”) for the manufacture of commercial supplies of Fanapt® 1 mg, 2 mg, 4 mg, 6 mg, 8 mg, 10 mg and 12 mg tablets (iloperidone tablets) at Patheon’s Mississauga, Ontario, Canada manufacturing site. Under the Agreement, Vanda is responsible for supplying the active pharmaceutical ingredient for Fanapt® to Patheon. Patheon is responsible for manufacturing the Fanapt® tablets, conducting quality control and packaging the Fanapt® tablets.

Pursuant to the Agreement, Vanda has agreed to order from Patheon at least 70% of its total yearly requirement of new units of Fanapt® tablets for the United States and other specified countries each year for the term of the Agreement.

The Agreement has an initial term of five years and will automatically renew after the initial term for successive terms of one year each, unless either party gives notice of its intention to terminate the Agreement at least 12 months prior to the end of the then current term. Vanda may terminate the Agreement (1) upon 30 days prior written notice if any governmental agency takes any action that prevents Vanda from importing, exporting, purchasing or selling Fanapt®, (2) in whole or on a country-by-country basis upon six months prior written notice if Vanda discontinues the development of Fanapt®, and (3) in whole or with respect to particular countries after completion of at least three years of the Agreement, for any or no reason, upon 12 months prior notice (but only six months prior notice after the completion of at least four years of the Agreement), provided that Vanda pays Patheon specified liquidated damages. Either party may terminate the Agreement (a) as a whole or on a country-by-country basis upon written notice if the other party has failed to remedy a material breach under the Agreement within 60 days following receipt of written notice of such breach, (b) immediately upon written notice to the other party in the event that the other party is declared insolvent or bankrupt, a voluntary petition of bankruptcy is filed in any court by such other party or the Agreement is assigned by such other party for the benefit of creditors, and (c) upon written notice where a force majeure event has prevented or delayed performance of the Agreement by the other party for a specified time period. Patheon may also terminate the Agreement upon six months written notice if Vanda assigns the Agreement to an assignee that, in the opinion of Patheon acting reasonably, is: (i) not a credit worthy substitute for Vanda; or (ii) a competitor of Patheon. If the Agreement expires or is terminated for any reason, Vanda has agreed to take delivery of and pay for undelivered quantities of Fanapt® that Vanda previously ordered, and purchase Patheon’s inventory of Fanapt® work-in-process and certain components maintained in contemplation of filling Vanda orders.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which will be filed with the exhibits to Vanda’s quarterly report on Form 10-Q for the quarter ending June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.

By:	/s/ Richard Gulino
Name: Richard Gulino
Title: Senior Vice President, General Counsel

Dated: May 12, 2016